UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2012
Yadkin Valley Financial Corporation
(Exact Name of Registrant As Specified in Its Charter)
North Carolina
(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993

(Commission File Number)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, NC	28621

(Address of Principal Executive Offices)	(Zip Code)
(704) 768-1161
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 17, 2012, of the 19,506,175 shares outstanding and entitled to vote at our 2012 Annual Meeting of Shareholders, 13,169,080 shares were present in person or by proxy, and the following matters were voted upon and approved by our shareholders at the Annual Meeting:

1.    To elect the Board of Directors:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Nolan G. Brown	7,028,534	884,631
Harry M. Davis	6,899,934	1,013,231
Thomas J. Hall	7,064,110	849,055
James A. Harrell, Jr.	7,041,881	871,284
Larry S. Helms	7,015,142	898,023
Dan W. Hill, III	6,986,882	926,283
James L. Poindexter	6,974,983	938,182
Alison J. Smith	7,044,784	868,381
James N. Smoak	7,041,098	872,067
Harry C. Spell	7,037,579	875,586
Joseph H. Towell	7,061,760	851,405

2.    To approve the non-binding vote of compensation of named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

6,965,027	857,545	90,593

3.    To ratify the appointment of Dixon Hughes Goodman, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	AGAINST	ABSTAIN

12,988,811	114,868	65,401

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION
Dated: May 22, 2012	By:	/s/ Jan H. Hollar
		Name:	Jan H. Hollar
		Title:	Executive Vice President and Chief Financial Officer
"Principal Accounting Officer"